UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2020

CURRENCYWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

561 Indiana Court, Los Angeles, CA 90291

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Nil	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of December 10, 2020, we entered into a business services agreement with Business Instincts Group Inc. (“BIG”), whereby we retained the services of BIG to provide various business and product development services.

The term of the business services agreement, the services to be provided by BIG under the business services agreement and the amounts to be paid to BIG for providing the services under the business services agreement (the “Fees”) will be set out separately in the future as separate schedules to the business services agreement.

We and BIG have agreed that the Fees be calculated based on new business services agreements we sign with our customers and such Fees will not be more than eighty percent of the fees that we charge our customers. We expect that the Fees will be eighty percent of the fees that we charge our customers for most of our customers. Under the business services agreement, the Fees are to be calculated only on the revenue earned and collected by us from our customers that relates to monthly services fee and product development fees and the Fees will not be calculated on any revenues earned and collected by us from our customers that are based on transaction processing fees or any revenue earned in the form of equity or joint venture or profit-sharing arrangements in our customer’s company.

Under the business services agreement, we are responsible for paying specific disbursements charged by third parties to BIG relating to the business services agreement, including graphic design, creative, legal and other advisory fees. We have also agreed to reimburse BIG for any out-of-pocket expenses incurred by BIG in connection with the business services agreement and carrying out the services once we collect these out-of-pocket expenses from our customers. Any out-of-pocket expenses and disbursements to be charged by third parties must be pre-approved by us.

Our chairman and director, Cameron Chell, is a director, officer and an indirect shareholder of BIG.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 7, 2020, we held our annual general and special meeting of stockholders. At the meeting, our stockholders:

1.	elected James P. Geiskopf, Cameron Chell, Michael Blum, Edmund C. Moy and James Carter as the directors of our company;

2.	ratified the appointment of Haynie & Company, Certified Public Accountants as our independent registered public accounting firm;

3.	approved an increase in the number of shares of common stock issuable pursuant to our company’s 2017 Equity Incentive Plan from 4,174,904 to the number equal to 20% of the issued and outstanding shares of our common stock as at October 27, 2020, which our company anticipates to be 6,985,207, or such other number of shares of common stock as may be permitted by the TSX Venture Exchange; and

4.	voted on an amendment to our company’s articles of incorporation to increase the number of authorized shares of common stock from 75,000,000 to 200,000,000.

The final voting results for each of the proposals submitted to a vote of our stockholders are set forth below.

Proposal 1. Election of directors:

	For	Against	Abstain	Broker Non-Votes
James P. Geiskopff	10,985,738	0	18,000	993,798
Cameron Chell	10,975,738	0	28,000	993,798
Michael Blum	10,985,738	0	18,000	993,798
Edmund C. Moy	10,985,738	0	18,000	993,798
James Carter	11,003,738	0	0	993,798

Proposal 2. To ratify the appointment of Haynie & Company, Certified Public Accountants as our independent registered public accounting firm:

For	Against	Abstain	Broker Non-Votes
11,997,536	0	0	0

Proposal 3 To approve an an increase in the number of shares of common stock issuable pursuant to our company’s 2017 Equity Incentive Plan from 4,174,904 to the number equal to 20% of the issued and outstanding shares of our common stock as at October 27, 2020, which our company anticipates to be 6,985,207, or such other number of shares of common stock as may be permitted by the TSX Venture Exchange:

For	Against	Abstain	Broker Non-Votes
10,988,237	15,501	0	993,798

Proposal 4 To approve an amendment to our company’s articles of incorporation to increase the number of authorized shares of common stock from 75,000,000 to 200,000,000:

For	Against	Abstain	Broker Non-Votes
10,968,637	35,101	0	993,798

This proposal required the affirmative vote of 17,463,017 shares to approve the proposal. As a result, the proposal to approve the amendment to our company’s articles of incorporation to increase the number of authorized shares of common stock from 75,000,000 to 200,000,000 was not approved.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Business Services Agreement with Business Instincts Group Inc. dated December 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURRENCYWORKS INC.

/s/ Bruce Elliott
Bruce Elliott
President

December 11, 2020